Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
+1.408.586.4271
laura.graves@polycom.com

Press Contact:	Cameron Craig
Polycom, Inc.
+1.408.586.3839
cameron.craig@polycom.com

Polycom Announces Board Member Resignation

Betsy Atkins Completes 17 Years of Service

SAN JOSE, Calif. – April 18, 2016 – Polycom, Inc. (Nasdaq: PLCM), the global leader in open, standards-based unified communications and collaboration, announced today that Betsy Atkins has resigned from the Board of Directors in order to pursue other opportunities including her recent election to the Volvo board. Her resignation is effective April 15, 2016.

“After 17 years of service to Polycom and having had the pleasure and privilege of working with the Polycom team, I announce my departure from the Polycom Board in order to pursue other opportunities,” said Ms. Atkins. “Polycom announced that it has entered into a definitive agreement to be acquired by Mitel. I am highly supportive of the transaction and believe we have reached a very good outcome for our shareholders.”

Peter Leav, President and CEO of Polycom continued, “Betsy has been a strong and committed member of the Polycom Board and has chaired and served on numerous board committees during her long and valued tenure. I would like to personally thank her for her leadership and positive support.”

“Betsy has played a critical role on our Board and is a recognized leader in corporate governance,” said Polycom Chairman of the Board Gary Daichendt. “We are especially thankful to Betsy for staying on through signing of the agreement with Mitel.”

About Polycom

Polycom helps organizations unleash the power of human collaboration. More than 400,000 companies and institutions worldwide defy distance with secure video, voice and content solutions from Polycom to increase productivity, speed time to market, provide better customer service, expand education and save lives. Polycom and its global partner ecosystem provide flexible collaboration solutions for any environment that deliver the best user experience, the broadest multi-vendor interoperability and unmatched investment protection. Visit www.polycom.com or connect with us on Twitter, Facebook and LinkedIn to learn more.

© 2016 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

Additional Information and Where to Find It

Mitel Networks Corporation (“Mitel”) plans to file with the Securities and Exchange Commission (the “SEC”), and the parties plan to furnish to the stockholders of Polycom, Inc. (“Polycom”) and Mitel, a Registration Statement on Form S-4, which will include a joint proxy statement of Polycom and Mitel, and will also constitute a prospectus of Mitel, in connection with the proposed merger with Meteor Two, Inc., pursuant to which Polycom would be acquired by Mitel (the “Merger”). The prospectus/joint proxy statement described above will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROSPECTUS/JOINT PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Polycom and Mitel through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of these documents from Polycom by contacting Polycom’s Investor Relations by telephone at (408) 586-4271, by e-mail at Laura.Graves@Polycom.com or by going to Polycom’s Investor Relations page on its corporate web site at investor.Polycom.com and clicking on the link titled “SEC Filings”. These documents may also be obtained, without charge, from Mitel by contacting Mitel’s Investor Relations by telephone at (469) 574-8134 by email at Michael.McCarthy@Mitel.com, or by going to Mitel’s Investor Relations page on the corporate web site at investors.Mitel.com and clicking on the link titled “SEC Filings”.

The respective directors and executive officers of Polycom and Mitel may be deemed to be participants in the solicitation of proxies from the stockholders of Polycom and Mitel in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the prospectus/joint proxy statement described above. Additional information regarding Polycom’s directors and executive officers is also included in Polycom’s proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2015, and information regarding Mitel’s directors and executive officers is also included in Mitel’s proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2015. These document are available free of charge as described in the preceding paragraph.

Note on Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the proposed Merger and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, integration risks and such other risks as identified in Polycom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Polycom assumes no obligation to update any forward-looking statement contained in this document.